UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 11, 2008, the Board of Directors (the “Board”) of Applied Materials, Inc. (“Applied”) appointed Stephen R. Forrest to serve as a member of the Board, effective immediately. Applied’s Board also appointed Dr. Forrest to serve as a member of the Board’s Strategy Committee.

Pursuant to the terms of Applied’s Employee Stock Incentive Plan, Dr. Forrest was automatically granted 20,000 performance shares (or restricted stock units) on June 11, 2008, the day of his appointment. These performance shares are scheduled to vest in four equal annual installments beginning one year after the grant date, subject to Dr. Forrest’s continued service as a director. Dr. Forrest will also participate in the standard non-employee director compensation arrangements described in Applied’s 2008 Proxy Statement that was filed with the Securities and Exchange Commission on February 13, 2008.

Item 7.01	Regulation FD Disclosure.

On June 13, 2008, Applied issued a press release announcing the appointment of Dr. Forrest to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 8.01	Other Events.

On June 10, 2008, Applied’s Board re-appointed Philip V. Gerdine, a current member of the Audit Committee, as Chair of the Audit Committee, effective immediately. Dr. Gerdine replaces Robert H. Brust, who resigned from Applied’s Board effective May 2, 2008. Dr. Gerdine had previously served as Chair of Applied’s Audit Committee from 1976 to June 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. dated June 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: June 13, 2008	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. dated June 13, 2008.